EXHIBIT NO. 11

                 Statement re Computation of Per Share Earnings



                  WISCONSIN CENTRAL TRANSPORTATION CORPORATION

                    (in thousands, except per share amounts)

                                   (Unaudited)


                                             For the               For the
                                         Quarter Ended        Nine Months Ended
                                          September 30,          September 30,
                                          -------------          -------------
                                        1996         1995      1996       1995
                                        ----         ----      ----       ----

Income before extraordinary item .....  $ 17,071  $ 11,036   $ 32,665  $ 33,066

Extraordinary item - early
     extinguishment of debt, net
     of income taxes .................      --      (2,123)      --      (2,123)
                                        --------  --------   --------  --------

Net income ...........................  $ 17,071  $  8,913   $ 32,665  $ 30,943
                                        ========  ========   ========  ========

Weighted average common shares
   outstanding:

     Primary .........................    50,719    50,355     50,608    50,172
                                        ========  ========   ========  ========

     Fully diluted ...................    51,952    51,702     51,860    51,624
                                        ========  ========   ========  ========

Earnings per common share outstanding:

     Primary:
       Income before extraordinary
         item ........................  $    .34  $    .22   $    .65  $    .66
       Extraordinary item ............        --      (.04)        --      (.04)
                                        --------  --------   --------  --------
              Net income .............  $    .34  $    .18   $    .65  $    .62
                                        ========  ========   ========  ========

     Fully diluted:
       Income before extraordinary
         item ........................  $    .33  $    .21   $    .63  $    .64
       Extraordinary item ............        --      (.04)        --      (.04)
                                        --------  --------   --------  --------
              Net income .............  $    .33  $    .17   $    .63  $    .60
                                        ========  ========   ========  ========